Toni Perazzo
Chief Financial Officer
(650) 340-1888                                          FOR IMMEDIATE RELEASE

            AEROCENTURY CORP. REPORTS RESULTS FOR THE THIRD QUARTER
                   AND EXTENSION OF REVOLVING CREDIT FACILITY

         (BURLINGAME, CA), October 29, 2004 -- AeroCentury Corp. (ASE:ACY), an independent aircraft leasing company, today reported its operating results for third quarter 2004 and the extension of the Company's revolving credit facility.

Operating results

         For the quarter ended September 30, 2004, the Company reported revenues of $2.5 million compared with revenues of $2.1 million for the same period in 2003. For the nine months ended September 30, 2004, the Company reported revenues of $6.9 million compared with revenues of $6.8 million for the first nine months of 2003.

         The Company had operating lease revenue of $2.25 million for the third quarter 2004 compared to $2.03 million for the same period in 2003. The increase is primarily because of the combined effect of operating lease revenue from aircraft purchased during 2004 and the re-lease of several aircraft which had been off lease in 2003. These increases were partially offset by lower lease rates for aircraft re-leased after the third quarter of 2003 and the effect of aircraft off lease during the third quarter of 2004.

         The Company had operating lease revenue of $6.56 million for the nine months ended September 30, 2004 compared to $6.67 million for the prior year. The decrease is the result of lower lease rates for aircraft re-leased during 2003 and 2004 and the effect of aircraft off lease during 2004. These decreases were only partially offset by the combined effect of operating lease revenue from aircraft purchased during 2004 and the re-lease of several aircraft which had been off lease in 2003.

         Gain on sale of aircraft and aircraft engines was approximately $21,000 higher in the three months and nine months ended September 30, 2004 versus the same periods in 2003 as a result of the sale of one of the Company's turboprop engines, which resulted in a gain of approximately $172,000, the effect of which was partially offset by the sale of one of the Company's deHavilland DHC-7 aircraft, which resulted in a loss of approximately $151,000. There were no sales in the same periods of 2003.

         Other income was approximately $158,000 and $227,000 higher in the three months and nine months, respectively, ended September 30, 2004 versus the same periods in 2003 because of note payments received from a former lessee on a fully reserved note and because, in 2004, based on the lessee's payment history to date, the Company reversed a portion of the allowance, which decreased the allowance to 50% of the note balance. The Company continues to monitor the lessee's payment timeliness and will evaluate further reversals of the allowance as the Company deems appropriate.
                                     (more)

         The Company reported a net loss of $(557,000) or $(0.36) per share for the third quarter of 2004 as compared to net income of $50,000 or $0.03 per share for the third quarter of 2003. The Company had a net loss of $(477,000) or $(0.31) per share for the first nine months of 2004 and a net loss for the first nine months of 2003 of ($1,366,000) or ($0.89) per share.

         Included in net loss for the three-month and nine-month periods of 2004 were: (i) unusual charges to maintenance expense, bad debt expense and legal fees totaling approximately $570,000 in connection with the early return during September of two aircraft and (ii) impairment charges totaling approximately $463,000 related to one of the Company's leased aircraft. Excluding the effect of these charges, the Company's non-GAAP pro-forma net income for the three-month and nine-month periods in 2004 would have been approximately $104,000 and $158,000.

         There were no significant unusual charges in the three-month period ended September 30, 2003; however, included in net loss for the first nine months of 2003 were one-time charges to maintenance expense, bad debt expense and legal fees totaling $2,327,000 in connection with the default by the lessee of two of the Company's leased aircraft and an additional $250,000 bad debt charge in connection with the end-of-lease return of another aircraft. Excluding the effect of these charges, the Company's non-GAAP pro-forma net income for the first nine months of 2003 would have been approximately $262,000.

         The Company believes that shareholders will find the comparative information in the preceding two paragraphs important in discerning the operating results and financial condition of the Company's ongoing core business activities because they segregate what the Company believes to have been unusual operating costs.

         Depreciation was approximately $53,000 and $118,000 higher in the three months and nine months ended September 30, 2004 versus the same periods in 2003, respectively, primarily because of the purchase of aircraft in April and July 2004, the effect of which was partially offset by the sale of two assets discussed above in the third quarter of 2004. Management fees were approximately $25,000 and $17,000 higher in the three-month and nine-month periods of 2004 compared to 2003, respectively, for the same reasons.

         Interest expense was $164,000 and $335,000 higher in the three-month and nine-month periods, respectively, of 2004 versus 2003 primarily as a result of higher average interest rates arising from a combination of changes in the Company's credit facility in the third quarter of 2003 and higher market interest rates upon which the Company's revolving credit facility variable interest rates are based, the effect of which was partially offset by a lower average principal balance in 2004.

         Maintenance expense was $313,000 higher in the three-month period in 2004 versus 2003 primarily as a result of the above-described early aircraft return. Maintenance expense was $1,432,000 lower in the nine-month period in 2004 versus 2003 primarily as a result of the lessee default in 2003.

         Professional fees and general and administrative expenses were approximately $150,000 and $145,000 higher in the three months and nine months ended September 30, 2004, respectively, primarily as a result of higher accounting fees and fees accrued in connection with the reversal of a portion of the allowance on a note receivable which had been fully reserved previously. In addition, legal fees were higher in the three-month period of 2004 as a result of the early return of two aircraft by a lessee.

         Insurance expense was $13,000 and $17,000 higher in the three-month and nine-month periods, respectively, during 2004 as compared to 2003 primarily as a result of the Company having to provide owner coverage for more off-lease days in 2004 as compared to 2003. This increase was partially offset by lower rates per dollar of coverage in 2004 versus 2003.
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



Extension of revolving credit facility

         The Company reached agreement with its banking syndicate to extend the maturity date of its credit facility from October 28, 2004 to November 5, 2004. The full text of the agreement will be filed as an exhibit to the Company's Form 8-K report on the event, available through the SEC's online EDGAR system and on the Company's website at http://www.aerocentury.com. Negotiations are continuing regarding the terms and conditions for a one-year renewal of the credit facility, including the waiver of noncompliance with two financial covenants at September 30, 2004.

         AeroCentury is an aircraft operating lessor and finance company specializing in leasing regional aircraft and engines utilizing triple net leases. The Company's aircraft and engines are on lease to regional airlines and commercial users worldwide.

(See tables following.)



                                AeroCentury Corp.
                         Selected Financial Information
                                   (Unaudited)


                                          For the                For the                   For the Nine            For the Nine
                                       Quarter Ended          Quarter Ended                Months Ended            Months Ended
                                    September 30, 2004     September 30, 2003           September 30, 2004      September 30, 2003
                                           -----                  -----                        -----                   -----


Summary of Operations:
Operating lease revenue                    $  2,246,260            $ 2,030,420                 $ 6,563,800             $ 6,668,020
Gain on disposal of aircraft and
  aircraft engines                               21,070                      -                      21,070                       -
Other income                                    205,970                 47,530                     320,270                  92,890
                                    -------------------    -------------------          ------------------      ------------------
Total revenues                               2,473,300               2,077,950                  6,905,140                6,760,910
                                    -------------------    -------------------          ------------------      ------------------

  Depreciation                                  893,700                840,250                   2,638,060               2,520,350
  Interest                                      606,510                442,770                   1,730,600               1,395,440
  Management fees                               499,730                474,260                   1,459,140               1,441,890
  Provision for impairment                      463,300                      -                     463,300                       -
  Maintenance                                   397,870                 84,910                     490,850               1,922,890
  Professional fees and
    general and administrative                  256,690                106,720                     550,820                 405,690
  Bad debt expense
                                                146,750                      -                     146,750               1,049,910
  Insurance expense                              79,230                 66,310                     202,450                 185,590
                                    -------------------    -------------------          ------------------      ------------------
                                              3,343,780              2,015,220                   7,681,970               8,921,760
                                    -------------------    -------------------          ------------------      ------------------
(Loss) / income before taxes                  (870,480)                 62,730                   (776,830)             (2,160,850)
Tax (benefit) / provision                     (313,240)                 12,580                   (299,830)               (794,910)
                                    -------------------    -------------------          ------------------      ------------------
Net  (loss) / income                $         (557,240)    $            50,150          $        (477,000)      $     ( 1,365,940)
                                    ===================    ===================          ==================      ==================
Weighted average common
     shares outstanding                       1,543,257              1,543,257                   1,543,257               1,543,257
                                    ===================    ===================          ==================      ==================
(Loss) / earnings per share         $            (0.36)    $              0.03          $           (0.31)      $          ( 0.89)
                                    ===================    ===================          ==================      ==================



                                    September 30, 2004     December 31, 2003            September 30, 2003
                                           -----                 -----                          -----

Summary Balance Sheet:
Total assets                                $72,726,270               $ 73,659,210            $ 74,632,610
Total liabilities                           $54,672,460               $ 55,128,400            $ 56,127,440
Shareholders' equity                        $18,053,810               $ 18,530,810            $ 18,505,170


AeroCentury Corp.
Reconciliation of "Non-GAAP financial measures"(a) to GAAP

For the Quarter Ended September 30, 2004


                                                                  GAAP               Adjustment                     Non-GAAP
                                                                                                                   Pro-forma
                                                                  ----               ----------                    ---------

Total revenues                                              $ 2,473,300                 $     -                   $2,473,300
Total expenses                                                3,343,780             (1,033,520) (b)                2,310,260
                                                           ------------             ------------                ------------
(Loss)/income before taxes                                    (870,480)               1,033,520                      163,040
Tax (benefit) / provision                                     (313,240)                 371,860 (c)                   58,620
                                                           ------------             ------------                ------------
Net (loss) / income                                         $ (557,240)              $  661,660                    $ 104,420
                                                           ============             ============                ============


For the Nine Months Ended September 30, 2004

                                                                  GAAP               Adjustment                     Non-GAAP
                                                                                                                   Pro-forma
                                                                  ----               ----------                    ---------

Total revenues                                             $ 6,905,140                   $     -                  $6,905,140
Total expenses                                               7,681,970               (1,033,520) (b)               6,648,450
                                                           ------------             ------------                ------------
(Loss)/income before taxes                                   (776,830)                 1,033,520                     256,690
Tax (benefit) / provision                                    (299,830)                   398,940 (c)                  99,110
                                                           ------------             ------------                ------------
Net (loss) / income                                        $ (477,000)                $  634,580                   $ 157,580
                                                           ============             ============                ============


For the Nine Months Ended September 30, 2003

                                                                  GAAP               Adjustment                     Non-GAAP
                                                                                                                   Pro-forma
                                                                  ----               ----------                    ---------

Total revenues                                              $ 6,760,910                 $     -                   $6,760,910
Total expenses                                                8,921,760             (2,576,700) (d)                6,345,060
                                                           ------------             ------------                ------------
(Loss)/income before taxes                                  (2,160,850)               2,576,700                      415,850
Tax (benefit) / provision                                     (794,910)                 948,770 (c)                  153,860
                                                           ------------             ------------                ------------
Net (loss) / income                                       $ (1,365,940)             $ 1,627,930                    $ 261,990
                                                           ============             ============                ============

-----------------

(a)      As defined in Regulation G of the Securities and Exchange Commission.

(b) Amount represents unusual charges for maintenance, bad debt and legal fees in connection with early aircraft return and impairment charges for one leased aircraft.

(c)      Amount reflects the impact on income taxes of Non-GAAP adjustments.

(d) Amount represents unusual charges for maintenance, bad debt and legal fees in connection with default by the lessee and bad debt expense in connection with the end-of-lease return of another of the Company's leased aircraft.

                                                                 ####